Exhibit 99.1

FOR IMMEDIATE RELEASE

Alimera Sciences Announces First Quarter 2019 Financial Results and Provides Corporate Overview

First Quarter and Recent Company Highlights:

•	Global revenue up 34% versus Q1 2018

•	Regulatory approval obtained for ILUVIEN® in 17 EU countries for the treatment of Non-Infectious Posterior Uveitis

•	Samer Kaba, M.D. appointed to new position of Chief Medical Officer

•	National pricing and reimbursement obtained for ILUVIEN in France, triggering launch

ATLANTA (April 29, 2019) – Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a leader in the commercialization and development of prescription ophthalmic pharmaceuticals, announces financial results for the three months ended March 31, 2019. The company will conduct a conference call on Tuesday, April 30, 2019 at 9:00 AM ET to review these financial results and provide an update on corporate developments.

“We are pleased to have delivered strong financial performance in the first quarter of this year, as ILUVIEN continues to gain traction in both the U.S. and international markets,” said Rick Eiswirth, President and CEO of Alimera. “In addition to delivering 34% revenue growth in the quarter compared to Q1 of 2018, we received regulatory approval for a new indication in non-infectious posterior uveitis in major countries in the EU through the mutual recognition process, and our partner in France received pricing and reimbursement approval of ILUVIEN for the treatment of DME. We believe this quarter represents an inflection point for the Company, with the expansion of ILUVIEN’s label, Dr. Kaba joining us as our first Chief Medical Officer, and our growing presence into the large European intravitreal steroid markets of Spain and France.”
First Quarter 2019 Financial Results

Net Revenue
Consolidated net revenue grew 34% to $12.9 million, compared to $9.6 million during the first quarter of 2018. U.S. net revenue was approximately $6.8 million during the first quarters of both 2019 and 2018. However, end user demand, which represents units purchased by physicians and pharmacies from the Company’s distributors, increased 10% in the first quarter of 2019 to 939 units, compared to 851 units in the first quarter of 2018.

The discrepancy between GAAP revenue and end user demand is due to the timing of distributor purchases in Q1 2019. During the first quarter of 2019, Alimera's distributors purchased approximately 14% fewer units than they sold to end users, decreasing their stock on hand during the quarter.

International net revenue increased 118% to approximately $6.1 million during the first quarter of 2019, compared to approximately $2.8 million for the same period during 2018. The growth of revenue in the international segment was the result of increased sales volume in the markets where Alimera sells direct, continued expansion into new markets through our distributors and a shortage of Allergan's Ozurdex®, a competing product, in certain European countries where ILUVIEN is marketed.

Operating Expenses
Total operating expenses during the quarter ended March 31, 2019 were approximately $12.7 million compared to approximately $13.3 million for the same period in 2018. General and administrative expenses decreased by 13% to approximately $3.4 million, compared to approximately $3.9 million for the first quarter of 2018. The decrease was primarily attributable to decreases in personnel costs.

Net Loss and Non-GAAP Adjusted EBITDA
During the first quarter of 2019, the company reported a net loss of approximately $2.8 million, compared to a net loss of approximately $7.7 million for the same period in 2018. “Adjusted EBITDA,” a non-GAAP financial measure defined below, was $27,000 for the first quarter of 2019, compared to an Adjusted EBITDA loss of $2.9 million during the quarter ended March 31, 2018. GAAP basic and diluted net loss per share for the three months ended March 31, 2019 was $0.04 on approximately 70.7 million weighted average shares outstanding. This compares to basic and diluted net loss per share of $0.11 on approximately 69.9 million weighted average shares outstanding during the same period of 2018.

Cash and Cash Equivalents
As of March 31, 2019, Alimera Sciences had cash and cash equivalents of approximately $13.1 million, compared to the $13.0 million in cash and cash equivalents reported on December 31, 2018.

Prior Period Reclassification
An immaterial reclassification of prior period amounts related to revenue and cost of goods sold, excluding depreciation and amortization has been made to conform to the current period presentation. These reclassifications did not have any impact on gross profit, net loss from operations or net loss.

Definition of Non-GAAP Financial Measure
For purposes of this press release, “Adjusted EBITDA” is earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions and losses on extinguishment of debt. Please refer to the sections of this press release entitled “Non-GAAP Financial Measure” and “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA.”

Conference Call to Be Held April 30, 2019
A conference call will be hosted by Rick Eiswirth, President and Chief Executive Officer, and Phil Jones, Chief Financial Officer, to discuss the Company’s financial results. The call will be held at 9:00 AM ET on April 30, 2019. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Tuesday April 30, 2019, 9:00 AM ET
Conference dial-in: 866-777-2509
International dial-in: 412-317-5413
Conference Call Name: Alimera Sciences (Nasdaq: ALIM) First Quarter 2019 Results Call
Conference Call Preregistration: http://dpregister.com/10131060 - registered participants will receive their dial-in number upon registration and will dial directly into the call without delay.
Live Webcast URL: https://services.choruscall.com/links/alimera190430.html

Following the live call, a replay will be available on Alimera’s website, www.alimerasciences.com, under “Investor Relations.”
Conference Call replay: US Toll Free: 1-877-344-7529
International Toll: 1-412-317-0088
Canada Toll Free: 855-669-9658
Replay Access Code: 10131060
End Date: May 14, 2019
About Alimera Sciences, Inc.
www.alimerasciences.com
Alimera, founded in June 2003, is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in our aging populations. For more information, please visit www.alimerasciences.com.
Non-GAAP Financial Measure
This press release contains a discussion of a non-GAAP financial measure, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA provides useful information to investors regarding Alimera’s operating performance. Alimera uses Adjusted EBITDA in the management of its business. Accordingly, Adjusted EBITDA for the three months ended March 31, 2019 and 2018 has been presented in certain instances excluding items identified in the reconciliations provided in the table entitled “Reconciliation of GAAP Net Loss to non-GAAP Adjusted EBITDA.” GAAP net loss is the most directly comparable GAAP financial measure to Adjusted EBITDA. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies may calculate Adjusted EBITDA in an identical manner. Therefore, Adjusted EBITDA is not necessarily an accurate measure of comparison between companies.
The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure.

Forward Looking Statements
This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s belief that ILUVIEN continues to gain traction in both the U.S. and international markets, and that this quarter represents an inflection point for Alimera. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change either of them, and could cause actual results to differ materially from those projected in the forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, (a) a slowdown or reduction in Alimera’s sales in 2019 due to a reduction in end user demand, unanticipated competition, regulatory issues, including delays in obtaining reimbursement approval in various countries in the EU for the treatment of non-infectious posterior uveitis, or other unexpected circumstances, and (b) other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the Securities and Exchange Commission and available on its website at http://www.sec.gov.
The forward-looking statements in this press release speak only as of the date of this press release (unless another date is indicated).  Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries: For media inquiries: Scott Gordon Cassy Dump for Alimera Sciences for Alimera Sciences scottg@coreir.com cassy@pascalecommunications.com # # #

ALIMERA SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2019	December 31, 2018
CURRENT ASSETS
Cash and cash equivalents	$13,094	$13,043
Restricted cash	33	32
Accounts receivable, net	15,417	17,259
Prepaid expenses and other current assets	2,469	2,109
Inventory, net	1,860	2,405
Total current assets	32,873	34,848
NON-CURRENT ASSETS:
Property and equipment, net	1,259	1,355
Right of use assets, net	775	—
Intangible asset, net	16,245	16,723
Deferred tax asset, net	1,158	1,182
TOTAL ASSETS	$52,310	$54,108

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
Accounts payable	$6,602	$6,355
Accrued expenses	3,118	3,643
Finance lease obligations	253	236
Total current liabilities	9,973	10,234
NON-CURRENT LIABILITIES
Notes payable, net of discount - less current portion	38,080	37,873
Finance lease obligations - less current portion	241	305
Other long-term liabilities	3,370	2,974

STOCKHOLDERS' EQUITY
Preferred stock - Series A	19,227	19,227
Preferred stock - Series C	11,117	11,117
Common stock	710	701
Additional paid-in capital	346,869	346,108
Common stock warrants	3,707	3,707
Accumulated deficit	(379,890)	(377,127)
Accumulated other comprehensive loss	(1,094)	(1,011)
TOTAL STOCKHOLDERS' EQUITY	646	2,722

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$52,310	$54,108

ALIMERA SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2019	2018
	(Unaudited)

NET REVENUE	$12,890	$9,630
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,600)	(1,104)
GROSS PROFIT	11,290	8,526

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	2,727	2,822
GENERAL AND ADMINISTRATIVE EXPENSES	3,393	3,855
SALES AND MARKETING EXPENSES	5,913	5,969
DEPRECIATION AND AMORTIZATION	652	649
OPERATING EXPENSES	12,685	13,295
NET LOSS FROM OPERATIONS	(1,395)	(4,769)

INTEREST EXPENSE, NET AND OTHER	(1,228)	(1,151)
UNREALIZED FOREIGN CURRENCY (LOSS) GAIN, NET	(69)	2
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	(1,766)
NET LOSS BEFORE TAXES	(2,692)	(7,684)

PROVISION FOR TAXES	(71)	—
NET LOSS	$(2,763)	$(7,684)

NET LOSS PER SHARE — Basic and diluted	$(0.04)	$(0.11)

WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	70,740,851	69,883,012

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2019	2018
	(Unaudited)

GAAP NET LOSS	$(2,763)	$(7,684)
Adjustments to net loss:
Interest expense and other	1,228	1,151
Provision for taxes	71	—
Depreciation and amortization	652	649
Stock-based compensation expenses	770	1,207
Unrealized foreign currency exchange loss (gain)	69	(2)
Loss on early extinguishment of debt	—	1,766
NON-GAAP ADJUSTED EBITDA	$27	$(2,913)

ALIMERA SCIENCES, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
(in thousands)

	Three Months Ended				Three Months Ended
	March 31, 2019				March 31, 2018
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(Unaudited)

NET REVENUE	$6,766	$6,124	—	$12,890	$6,805	$2,825	—	$9,630
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(685)	(915)	—	(1,600)	(713)	(391)	—	(1,104)
GROSS PROFIT	6,081	5,209	—	11,290	6,092	2,434	—	8,526

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,427	1,170	130	2,727	1,640	950	232	2,822
GENERAL AND ADMINISTRATIVE EXPENSES	1,933	988	472	3,393	2,293	907	655	3,855
SALES AND MARKETING EXPENSES	4,041	1,705	167	5,913	4,371	1,278	320	5,969
DEPRECIATION AND AMORTIZATION	—	—	652	652	—	—	649	649
OPERATING EXPENSES	7,401	3,863	1,421	12,685	8,304	3,135	1,856	13,295
SEGMENT (LOSS) INCOME FROM OPERATIONS	(1,320)	1,346	(1,421)	(1,395)	(2,212)	(701)	(1,856)	(4,769)
OTHER INCOME AND EXPENSES, NET	—	—	(1,297)	(1,297)	—	—	(2,915)	(2,915)
NET LOSS BEFORE TAXES				$(2,692)				$(7,684)